Exhibit 99.1

Investor Contact:	Media Contact:
Jack Dickens	Adrian Sakowicz
Senior Director – Investor Relations	Vice President – Communications
(630) 743-2566	(630) 743-5039
jdickens@dovercorp.com	asakowicz@dovercorp.com

Dover Board Appoints Richard J. Tobin as Chairman

Michael F. Johnston appointed Lead Independent Director

DOWNERS GROVE, Ill., February 9, 2024 - Dover (NYSE: DOV) today announced that its Board of Directors has appointed President and Chief Executive Officer Richard J. Tobin to the additional role of Chairman of the Board. In addition, the independent directors of the Board have appointed the current Chairman, Michael F. Johnston, to the role of lead independent director. Both appointments are effective February 10, 2024. Mr. Tobin has served as a director since 2016 and as President and Chief Executive Officer since 2018. Mr. Johnston has served as Board Chairman since 2016 and as a director since 2013.

Mr. Johnston said, “The Board’s appointment of Rich as Chairman reflects our conviction in Dover’s strength and strategic direction. Rich’s appointment as Chairman will further support effective decision-making and execution of corporate strategy. As a Board, we look forward to continuing to work with Rich in his new role to continue delivering long-term value for our shareholders.”

Mr. Tobin said, “I am honored to be appointed to serve as Dover’s next Chairman and want to express my gratitude to the Board for its support and to Mike for his many contributions as Chairman. I thank him for his leadership and look forward to continuing to work with him as Lead Independent Director.”

In connection with these appointments, the Board amended the Company’s Corporate Governance Guidelines to require a Lead Independent Director when the Chairman is not independent and to define the duties of the Lead Independent Director.

About Dover:

Dover is a diversified global manufacturer and solutions provider with annual revenue of over $8 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Clean Energy & Fueling, Imaging & Identification, Pumps & Process Solutions, and Climate & Sustainability Technologies. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 65 years, our team of over 25,000 employees takes an ownership mindset, collaborating with customers to redefine what’s possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under “DOV.” Additional information is available at dovercorporation.com.

Forward-Looking Statements:

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements related to the Company’s expectations regarding the performance of its business and its financial results. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions, and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, and our ability to realize synergies from newly acquired businesses. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements that may be contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023, and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the SEC, and on our website, www.dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.